EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 8, 2004 (except for Note 18, as to which the date is June 4, 2004), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-111030) and related Prospectus of Motive, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Austin, Texas

June 4, 2004